FLEX PHARMA, INC.
ADVISOR AGREEMENT
Date: June 26, 2018
This Advisor Agreement (this “Agreement”), effective as of the date written above (the “Effective Date”), is between Flex Pharma, Inc., a Delaware corporation (the “Company”), and Thomas Wessel (“Advisor”).
Whereas, on the Effective Date, Advisor’s employment with the Company terminated and the Advisor will now perform advisory services for the Company in accordance with the terms hereof.
Now, Therefore, the parties hereby agree as follows:
1.Advisory Services. The Company retains Advisor, and Advisor agrees to provide, advisory services to the Company relating to the certain strategic and operationsl affairs of the Company’s businesses (the “Advisory Services”) as the Company may from time to time reasonably request. Advisor agrees to render the Advisory Services to the Company, or to its designee on a commercially reasonable basis. Advisor will comply with all rules, procedures and standards promulgated from time to time by the Company with regard to Advisor’s access to and use of the Company’s property, information, equipment and facilities.

2.Compensation.

a)In consideration for the Advisory Services rendered by Advisor, the Company will pay Advisor an hourly rate of $350 per hour. On the last day of each calendar month, Consultant will invoice the Company for Advisory Services rendered and expenses incurred during the preceding month. Undisputed payments will be made by the Company within thirty (30) days from the Company’s receipt of Advisor’s invoice. Invoices will contain such detail as the Company may reasonably require.

b)The parties acknowledge and agree that Advisor was granted options to purchase shares of the Company’s common stock (the “Stock Options”) pursuant to the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and the Company’s 2015 Equity Incentive Plan (the “2015 Plan”, together with the 2014 Plan, the “Plans”) and one or more Stock Option Grant Notice and Option Agreements (the “Option Agreements”). The Stock Options shall continue to vest in accordance with the applicable Option Agreements and the Plans during the Term of this Agreement. In addition, the terms of the Option Agreements are hereby amended such that the exercisability of all options granted to the Advisor that are vested as of the date of termination of the Agreement shall be extended from three (3) months after the termination of this agreement to twelve (12) months after the termination of this agreement for any reason other than for cause, disability or death, as defined in the Option Agreements. No other terms of the Option Agreements are amended.

3.Inventions.

a)Definition. “Inventions” means all inventions, discoveries, improvements, ideas, designs, processes, products, computer programs, works of authorship, databases, samples, chemical compounds, assays, mask works, trade secrets, know-how, research and creations (whether or not patentable or subject to copyright or trade secret protection) that Advisor makes, conceives or reduces to practice, either alone or jointly with others, and that (a) result from the performance of the Advisory Services, and/or (b) result from use of facilities, equipment, supplies, or Confidential Information (defined below) of the Company.

b)Ownership. Advisor will promptly disclose all Inventions in confidence to the Company. Advisor agrees to irrevocably transfer and assign and hereby does irrevocably transfer and assign to the

Company or its successors the entire right, title and interest now existing or that may exist in the future in and to all right, title and interest in and to all Inventions and any and all related patents, patent applications, copyrights, copyright applications, trademarks, trade names, trade secrets and other proprietary rights in the United States and throughout the world (“Work Product”). All Work Product will be the exclusive property of the Company. For purposes of the copyright laws of the United States, all Work Product will constitute “works made for hire”, except to the extent such Inventions cannot by law be “works made for hire”. Advisor agrees to execute, at the Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Advisor does not, for any reason, execute such documents within a reasonable time of the Company’s request, Advisor hereby irrevocably appoints the Company as Advisor’s attorney-in-fact for the purpose of executing such documents on Advisor’s behalf, which appointment is coupled with an interest. Advisor further agrees to assist the Company in every proper way to enforce the Company’s rights relating to the Work Product in any and all countries, including, but not limited to, executing, verifying and delivering such documents and performing such other acts (including appearing as a witness) as the Company may reasonably request for use in obtaining, perfecting, evidencing, sustaining and enforcing the Company’s rights relating to the Work Product. Advisor shall make and maintain adequate and current written records of all Inventions, which records shall be available to and remain the property of the Company at all times.

4.	Confidential Information

a)Definition. “Confidential Information” means information with respect to the facilities and methods of the Company, trade secrets, Inventions, systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects, or opportunities, personnel information, lists of customers and suppliers, and information of third parties provided by the Company to Advisor. Confidential Information does not include information which (i) is in the public domain or which becomes part of the public domain through no wrongful act on Advisor’s part but only after it becomes so publicly known, or (ii) that becomes known to Advisor through disclosure by a third party having the right to disclose the information, as evidenced by written or electronic records.

b)Obligations of Confidentiality. Advisor will not directly or indirectly publish, disseminate or otherwise disclose, use for Advisor’s own benefit or for the benefit of a third party, deliver or make available to any third party, any Confidential Information, other than in furtherance of the purposes of this Agreement, and only then with the prior written consent of the Company, and it is understood that all Confidential Information shall remain the sole property of the Company. If required, Advisor may disclose the Confidential Information to a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company. Advisor will exercise all reasonable precautions to physically protect the integrity and confidentiality of the Confidential Information and will not remove any Confidential Information or copies thereof from the Company’ premises except to the extent necessary to fulfill the Advisory Services, and then only with the Company’s prior consent.

c)Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that Advisor owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence in accordance with the Company’s obligations to such third party, and not to disclose it to any person, firm or corporation or to use it except in carrying out the Advisory Services for the Company consistent with the Company’s agreement with such third party.

5.Representations and Warranties. Advisor represents and warrants that: (a) Advisor is under no contractual or other obligation or restriction which is inconsistent with Advisor’s execution of this Agreement or the performance of the Advisory Services; (b) Advisor has the full right and authority to enter into this Agreement and perform Advisor’s obligations hereunder; (c) Advisor has the right and unrestricted ability to assign the Work Product pursuant hereto; and (d) Advisor’s performance of all the terms of this Agreement and as a provider of services to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Advisor in confidence or in trust prior to or during this Agreement.

6.Nondisparagement. Advisor agrees not to disparage the Company, and the Company’s attorneys, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation. The Company agrees that the members of its senior management team will not disparage Advisor in any manner likely to be harmful to her or her business, business reputation or personal reputation. Notwithtanding the foregoing, any person or entity may respond accurately and fully to any question, inquiry or request for information when required by legal process.

7.Term and Termination

a)Term. This Agreement will commence on the Effective Date and continue until the six (6) month anniversary thereof.

b)Termination by the Company. Either party may terminate this Agreement at any time without cause upon not less than thirty (30) days’ prior written notice to the other party.

c)Effect of Expiration/Termination. Upon expiration or termination of this Agreement, neither the Company nor Advisor will have any further obligations under this Agreement, except (a) the liabilities accrued through the date of termination, and (b) the obligations under sections 3, 4, 5, 6, 7 and 8 will survive. Upon expiration or termination, and in any case upon the Company’s request, Advisor will return immediately to the Company any Company property and all tangible Confidential Information, including all copies and reproductions thereof, except for one (1) copy which may be retained solely for archival purposes, and shall delete any such Company Confidential Information from Advisor’s computer storage or any other media (including, but not limited to, online and off-line libraries).

8.	Miscellaneous

a)Independent Contractor. All Advisory Services will be rendered by Advisor as an independent contractor and this Agreement does not create an employer-employee relationship between the Company and Advisor. Advisor will not in any way represent himself to be an employee, partner, joint venturer, or agent of the Company. Advisor is not authorized to make any representation, contract, or commitment on behalf of the Company or incur any liabilities or obligations of any kind in the name of or on behalf of the Company.

b)Taxes. Advisor and the Company agree that the Company will treat Advisor as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status. Advisor agrees, as an independent contractor, that Advisor is not entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Advisor is injured in any manner while performing obligations under this Agreement. Advisor will be solely responsible to pay any and all local, state, and/or federal income, social security and unemployment taxes for Advisor and

Advisor’s employees. The Company will not withhold any taxes or prepare W-2 Forms for Advisor, but will provide Advisor with a Form 1099, if required by law. Advisor is solely responsible for, and will timely file all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.

c)Assignability and Binding Effect. The Advisory Services to be rendered by Advisor are personal in nature. Advisor may not assign or transfer this Agreement or any of Advisor’s rights or obligations hereunder except to a corporation of which Advisor is the sole stockholder. In no event will Advisor assign or delegate responsibility for actual performance of the Advisory Services to any other natural person. This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns. The Company may assign this Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Company.

d)Notices. Any notices or other communications from one party to the other will be in writing and will be given by addressing the same to the other at the address or facsimile number set forth in this Agreement. Notices to the Company will be marked “Attention: Chief Fnancial Officer”. Notice will be deemed to have been duly given when (a) deposited in the United States mail with proper postage for first class Registered or Certified Mail prepaid, return receipt requested, (b) sent by any reputable commercial courier, delivery confirmation requested, (c) delivered personally, or (d) if promptly confirmed by mail or commercial courier as provided above, when dispatched by facsimile.

e)Amendment. This Agreement may be amended or modified only by a writing signed by authorized representatives of both parties.

f)No. Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless the same shall be been mutually assented to in writing by both parties. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

g)Severability. In the event that any one or more of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and all other provisions will remain in full force and effect. If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

h)Entire Agreement. This Agreement and the Option Agreements constitute the entire agreement of the parties with regard to its subject matter, and supersede all previous written or oral representations, agreements and understandings between the parties. Nothing contained herein shall relieve Advisor of any obligations under that certain Employee Non-Solicitation, Non-Competition, Confidential Information and Inventions Assignment Agreement executed by Advisor in connection with the commencement of Advisor’s employment with the Company.

i)Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws, and any action arising out of or related to this Agreement shall be maintained in a court sitting in the Suffolk County, and the Commonwealth of Massachusetts.

j)Remedies. Advisor’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper. Advisor and the Company further agree that no bond or other security shall be required in obtaining such equitable relief.

k)Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

Flex Pharma, Inc.

By:    _/s/ John McCabe___________________________

Name:    __John P. McCabe________________________

Title: ____CFO___________________________

Address: 800 Boylston Street, 24th Floor
Boston, MA 02199

Thomas Wessel

/s/ Thomas Wessel_______________________________

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